Exhibit 10.26

SEAGATE TECHNOLOGY

2004 STOCK COMPENSATION PLAN

OPTION AGREEMENT (FOR OFFICERS)

THIS AGREEMENT (the “Agreement”) is made effective as of the Date of Grant (as set forth in the attached Share Option Grant Notice (the “Notice”), the terms of which Notice are hereby made a part of this Agreement) between Seagate Technology, a limited company incorporated in the Cayman Islands (the “Company”), and the Participant named in the Notice.

R E C I T A L S:

WHEREAS, the Company has adopted the Seagate Technology 2004 Stock Compensation Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Option provided for herein to the Participant pursuant to the Plan and the terms set forth herein and in the Notice.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of that number of Shares set forth in the Notice, subject to adjustment from time to time pursuant to the provisions of Section 13 of the Plan. The purchase price per share of the Shares subject to the Option (the “Option Price”) shall be the “Exercise Price (Per Share)” set forth in the Notice, subject to adjustment from time to time pursuant to the provisions of Section 13 of the Plan. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting. At any time, the portion of the Option which has become vested and exercisable as described in this Section 2 is hereinafter referred to as the “Vested Portion.”

(a) Vesting Schedule.

(i) Subject to Sections 2(a)(ii), 2(a)(iii), and 2(b) below, the Option shall vest and become exercisable with respect to 20% of the Shares initially subject to the Option on the first anniversary of the Vesting Commencement Date (as set forth in the Notice) and shall vest and become exercisable with respect to an additional 1/60th of the Shares initially subject to the Option at the end of each full month thereafter (measured by using the same day of each subsequent month as the Vesting Commencement Date (as set forth in the Notice), or if there is no same day in a given subsequent month, the last day of such subsequent month).

(ii) Notwithstanding the foregoing, in the event of a Change of Control in which the Option is not to be assumed or replaced with a substitute option which substantially preserves both the intrinsic value (i.e., the excess of the Fair Market Value of the Shares subject to the Option over the aggregate Option Price) and the rights and benefits of the Option as in effect immediately prior to such Change of Control or is not otherwise to be continued in effect by the Company or any successor entity in the Change of Control, then the Option shall, for at least 10 days prior to the consummation of the Change of Control, vest and become exercisable for all the Shares at the time subject to the Option and the Option shall terminate upon the consummation of the Change of Control.

(iii) In addition to the foregoing, in the event of the Participant’s termination of employment with the Company on account of the Participant’s death, the Participant shall be deemed to have completed an additional year of service for purposes of determining the portion of the Option which is the Vested Portion.

(b) Termination of Employment

If the Participant’s employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration. The Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a). For purposes of this Agreement, the Participant shall be deemed to continue in employment with the Company for so long as the Participant remains in employment with either the Company or any of its Affiliates.

3. Exercise of Option.

(a) Period of Exercise

Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) the “Expiration Date” set forth in the Notice;

(ii) one year following the date of the Participant’s termination of employment as a result of death or Disability (as defined below);

(iii) three (3) months following the date of the Participant’s termination of employment by the Company without Cause (other than as a result of death or Disability) or by the Participant for any reason; and

(iv) the date of the Participant’s termination of employment by the Company for Cause.

For purposes of this Agreement:

“Cause” shall mean (i) the Participant’s continued failure substantially to perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness), (ii) the embezzlement or theft by the Participant of the Company’s property, (iii) the commission of any act or acts on the Participant’s part resulting in the conviction of such Participant of a felony under the laws of the United States or any state, (iv) the Participant’s willful malfeasance or willful misconduct in connection with the Participant’s duties to the Company or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (v) a material breach by the Participant of the material terms of his employment agreement or any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject. However, no termination shall be deemed for Cause under clause (i), (iv) or (v) unless the Participant is first given written notice by the Company of the specific acts or omissions which the Company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

“Disability” shall mean the inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period by reason of a physical or mental incapacity. Any question as to the existence of a Disability as to which Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Participant and the Company. If Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Participant shall be final and conclusive for all purposes of this Agreement.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office or its designee written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The purchase price for the Shares as to which the Option is exercised shall be paid to the Company, at the election of the Participant, (i) in cash or its equivalent (e.g., by check) or (ii) if there should be a public market for the Shares at such time, (A) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles in order to avoid any compensation expense to the Company for financial reporting purposes), (B) partly in cash and partly in such Shares or (C) subject to such rules as may be established by the Committee, through the delivery of irrevocable instruments to a broker to sell all or a portion of such Shares and deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. The Participant shall also be required to pay all withholding taxes relating to the exercise.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, unless there is an available exemption from such registration, qualification or other legal requirements, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares that is required to comply with applicable state and federal securities or any ruling or regulation of any governmental body or national securities exchange or compliance with any other applicable federal, state or foreign law that the Committee shall in its sole discretion determine in good faith to be necessary or advisable.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) Should the Participant die while holding the Option, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will, by the laws of descent and distribution, or by beneficiary designation, as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

5. Transferability. The Option is exercisable only by the Participant during the Participant’s lifetime and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6. Withholding. A Participant shall be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of an Option, its exercise or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

7. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

8. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time in accordance with its respective terms, are hereby incorporated herein by reference. The Participant acknowledges that the Notice, this Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the Participant’s rights to acquire the Shares subject to this Option and supersede all prior oral and written agreements with respect thereto, including, but not limited to, any other agreement or underwriting between the Participant and the Company or an Affiliate relating to the Participant’s employment, consulting relationship, or directorship, and any termination thereof, his compensation, or his rights, claims or interests in or to shares of the capital stock of the Company. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11. Amendments. The Committee at any time, and from time to time, may amend the terms of the Option; provided, however, that the rights under any Option shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

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